EX-3.02


                              State of Delaware

                       Office of the Secretary of State
                       --------------------------------



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,

 DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

 OF AMENDMENT OF "ABIDON INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JUNE

 A.D. 2000, AT 9 O'CLOCK A.M.




                               Harriet Smith Windsor, Secretary of State

 3159831   8100                     AUTHENTICATION: 1137497

 010236012                                    DATE:  05-16-01

     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 04/06/2000
     001176029 - 3159831


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 ABIDON INC.

              Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware

      The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

      FIRST:    The name of the corporation is ABIDON INC.

      SECOND:   The amendment to the Certificate of Incorporation to be
 effected hereby is as follows:

      Article Fourth of the Certificate of Incorporation, relating to the stock of the corporation is amended to read as follows:

                FOURTH: The Corporation shall be authorized to issue 40,000,000 shares of stock, with a Par Value of $0.0001.

      THIRD:    The amendment effected herein was authorized by the
 affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH:   The capital of the corporation will not be reduced under or by reason of this amendment.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of June, A.D. 2000.

                          By:            Howard Miller
                          Name:          Howard Miller
                          Title:         President